EXHIBIT 99.1

Haveli Investments Completes Acquisition of ZeroFox

WASHINGTON, D.C. — May 13, 2024 — ZeroFox Holdings, Inc. (Nasdaq: ZFOX), a leading provider of external cybersecurity, today announced the completion of its acquisition by technology-focused private equity firm Haveli Investments. With the completion of the transaction, ZeroFox stockholders will receive $1.14 per share in cash. The Company’s common stock and warrants have ceased trading, and the Company has been delisted from Nasdaq.

As a privately held company, ZeroFox will benefit from strategic support, guidance, and capital provided by Haveli Investments to continue expanding its global footprint in support of its mission to build a safer digital world. Through this investment, ZeroFox will continue to expand its industry leading cybersecurity platform, invest in go-to-new market channels, and accelerate innovation to better protect customers.

“We are pleased to announce the successful completion of ZeroFox’s privatization and look forward to partnering with the talented team of investment professionals at Haveli to take ZeroFox to the next level,” said James C. Foster, CEO and Founder of ZeroFox. “Re-entering the private sphere strengthens our ability to move faster than the competition and ultimately better protect our customers – which remains our number one priority. We have built a differentiated, unified cyber platform comprising external attack surface management, digital risk protection, and threat intelligence, and I’m extremely proud of all that we have accomplished over the past decade. I am confident ZeroFox will benefit from Haveli’s deep expertise in cybersecurity as we begin our next phase of growth, expand into new markets, and accelerate customer acquisition.”

“With the leading platform for end-to-end digital risk protection, ZeroFox is exceptionally well-positioned in the rapidly growing cybersecurity market as businesses face increasingly frequent and complex digital attacks,” said Ian Loring, Senior Managing Director and Executive Chair at Haveli Investments. “As a privately held company, we expect ZeroFox will benefit from enhanced flexibility, enabling it to rapidly adjust to new cybersecurity threats, accelerate growth plans, and drive ongoing innovation. We look forward to partnering with the team at ZeroFox on their continued global expansion to bring the Company’s platform to new markets as the premier solution for digital risk protection, threat intelligence, and external attack surface management at scale.”

About ZeroFox

ZeroFox (Nasdaq: ZFOX), an enterprise software-as-a-service leader in external cybersecurity, has redefined security outside the corporate perimeter on the internet, where businesses operate, and threat actors thrive. The ZeroFox platform combines advanced AI analytics, digital risk and privacy protection, full-spectrum threat intelligence, and a robust portfolio of breach, incident and takedown response capabilities to expose and disrupt phishing and fraud campaigns, botnet exposures, credential theft, impersonations, data breaches, and physical threats that target your brands, domains, people, and assets. Join thousands of customers, including some of the largest public sector organizations as well as finance, media, technology and retail companies to stay ahead of adversaries and address the entire lifecycle of external cyber risks. ZeroFox and the ZeroFox logo are trademarks or registered trademarks of ZeroFox, Inc. and/or its affiliates in the U.S. and other countries. Visit www.zerofox.com for more information.

About Haveli Investments

Haveli Investments is an Austin-based private equity firm that seeks to invest in the highest quality companies in the technology sector through control, minority or structured equity and debt investments with a focus on software, data, gaming and adjacent industries. The firm seeks to partner with innovative companies, entrepreneurs and management teams throughout a company’s life cycle. Haveli’s experienced team of investors and diverse industry experts will provide operational and strategic support, enabling portfolio companies to focus on driving innovation and increasing growth, scale and operating margins. Underscoring Haveli’s investments is an unwavering focus on DEI and sustainability. For more information, please visit www.haveliinvestments.com, or follow Haveli on LinkedIn, @Haveli Investments.

Forward-Looking Statements

This press release contains forward-looking statements, including the statement about the future business prospects of ZeroFox. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties detailed in the periodic reports that ZeroFox filed with the U.S. Securities and Exchange Commission (“SEC”), including ZeroFox’s Annual Report on Form 10-K filed with the SEC on March 15, 2024. If any of these risks or uncertainties materialize, or if any of ZeroFox’s assumptions prove incorrect, ZeroFox’s actual results could differ materially from the results expressed or implied by these forward-looking statements. All forward-looking statements in this press release are based on information available to ZeroFox as of the date of this press release, and ZeroFox does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

For ZeroFox:

Media Inquiries

Maisie Guzi, ZeroFox

press@zerofox.com

Investor Relations

Todd Weller, ZeroFox

investor@zerofox.com

For Haveli:

Investors

Caroline Bal Doherty

Haveli Investments

SVP of Capital Partnerships

cdoherty@havelii.com

Media

Hugh Burns/Pamela Greene

Reevemark

(212) 433-4600

HaveliTeam@Reevemark.com